SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                December 22, 2004

                               VIASTAR MEDIA CORP.
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               (Exact Name of Registrant as Specified in Charter)


       Nevada                          000-28485                 88-0380343
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(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)


   2451 West Birchwood Avenue, Suite 105, Mesa Arizona                85202
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        (Address of principal executive offices)                    (Zip code)

       Registrant's telephone number, including area code: (480) 894-0311

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement.

     On October 22, 2004, Viastar Media Corp. (the "Company"), entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners LP will pay the Company 95% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners, LP will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partner's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $500,000 per weekly.

     Pursuant to the Standby Equity Distribution Agreement Cornell Capital Partners, LP received a one-time commitment fee equal to $140,000 of the Company's common stock on October 22, 2004.

     The Company also paid Newbridge Securities Corporation a fee equal to $10,000 of the Company's common stock based on the price of the Company's common stock on October 22, 2004 under a placement agent agreement relating to the Standby Equity Distribution Agreement.

Item 3.02 Unregistered Sales of Equity Securities

     On October 22, 2004, the Company entered into a Securities Purchase Agreement with Montgomery Equity Partners, Ltd.. Pursuant to the Securities Purchase Agreement, the Company shall issue convertible debentures to Montgomery Equity Partners, Ltd. in the original principal amount of $500,000. The $500,000 will be disbursed as follows: $250,000, within five days of the closing of all the transaction documents with Montgomery Equity Partners, Ltd. and $250,000, within five days of the filing of a registration statement related to the shares issueable upon conversion of the convertible debentures. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures are secured by the assets of the Company. The debentures have a two-year term and accrue interest at 7% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date.

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Item 9.01. Financial Statements and Exhibits.

     (a) Not applicable

     (b) Not applicable

     (c) Exhibit No. Description


Exhibit             Description
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Exhibit 99.1        Standby Equity  Distribution  Agreement  dated as of October
                    22, 2004 between the Company and Cornell  Capital  Partners,
                    LP. Provided herewith

Exhibit 99.2 Registration Rights Agreement dated as of October 22, 2004 between the Company and Montgomery Equity Partners, Ltd

Exhibit 99.3 Placement Agent Agreement dated as of October 22, 2004 by and among the Company, Montgomery Equity Partners, Ltd and Newbridge Provided herewith Securities Corporation

Exhibit 99.4 Securities Purchase Agreement dated as of October 22, 2004 between the Company and Montgomery Equity Partners, Ltd

Exhibit 99.5        Secured Debenture issued to Montgomery Equity Partners, Ltd

Exhibit 99.6 Security Agreement dated as of October 22, 2004 between the Company and Montgomery Equity Partners, Ltd

Exhibit 99.7 Registration Rights Agreement dated as of October 22, 2004 between the Company and Montgomery Equity Partners, Ltd



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 22, 2004                    VIASTAR MEDIA CORP.


                                              By:  John D. Aquilino
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                                              Name:   John D. Aquilino
                                              Title:   President and CEO



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